Exhibit 99.2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Standard Time, on mm/dd/yyyy.

Vote by Internet • Go to www.investorvote.com/SUSS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT GRANTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals— The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 3.

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		For	Against	Abstain		For	Against	Abstain
1.	Adopt the Agreement and Plan of Merger dated as of April 27, 2014, by and among Susser Holdings Corporation, Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage Holdings, Inc. (which we refer to as “HHI”), Drive Acquisition Corporation, and, for limited purposes set forth therein, Energy Transfer Equity, L.P., as it may be amended from time to time.	☐	☐	☐	2. Approve, on an advisory (non-binding) basis, specified compensation that may be received by Susser’s named executive officers in connection with the merger.	☐	☐	☐
					3. Approve any adjournment of the special meeting, if necessary, To solicit additional proxies in favor of the proposal to adopt the merger Agreement.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below
I (we) hereby revoke all proxies previously given to vote at the meeting or any adjournments thereof and acknowledge receipt of the Notice of Special Meeting and Proxy Statement. If shares are held by joint tenants, or as community property, all holders must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate full title or capacity in which you are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Susser Holdings Corporation — MM/DD/YYYY Special Meeting

Proxy Solicited on Behalf of the Board of Directors

The Board of Directors has determined that the Special Meeting of Shareholders of Susser Holdings Corporation will be held on [day/date] at [time] [location].

By signing on the reverse side, I (we) hereby appoint each of E.V. Bonner, Jr. and Mary E. Sullivan as proxies (with full power to act without the other and with full power of substitution) to attend, represent and vote my (our) shares entitled to vote at the Company’s Special Meeting of Shareholders to be held on MM/DD/YYYY, or at any adjournment or postponement thereof, in the manner stated on the reverse side hereof, and in their discretion on any other matter that may properly come before the meeting.

Sign, date and return this card promptly using the enclosed envelope. The shares represented by this proxy will be voted in accordance with the instructions designated on the reverse side. If this proxy is signed and returned without specific instructions as to any item, it will be voted FOR the election of the two directors named and FOR proposals 1, 2 and 3.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on MM/DD/YYYY:

The Company’s Proxy Statement is available at http://investor.susser.com